Exhibit 3.8

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

RK POLYMERS CAPITAL CORPORATION

RK POLYMERS CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY THAT:

1. Article FIRST of the Certificate of Incorporation of the Company be, and hereby is, amended to read in its entirety as follows:

“FIRST: The name of the corporation is KRATON Polymers Capital Corporation (hereinafter referred to as the “Corporation).”

2. This amendment of the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, RK POLYMERS CAPITAL CORPORATION has caused this Certificate of Amendment to be signed by Ian K. Snow, its Vice President/Secretary, on this 28th day of February, 2001.

RK POLYMERS CAPTIAL CORPORATION

By:	/s/ Ian K. Snow
Name:	Ian K. Snow
Title:	Vice President/Secretary